As filed with the Securities and Exchange Commission on May 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLIMB BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2273741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aoife Brennan, M.B., Ch.B.

President and Chief Executive Officer

Climb Bio, Inc.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher D. Barnstable-Brown

Scott N. Lunin

Katharine A. Patterson

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: (212) 230-8800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 29, 2026

PROSPECTUS

11,587,000 SHARES

COMMON STOCK

This prospectus relates to the resale from time to time of up to 11,587,000 shares of common stock, par value $0.0001 per share, of Climb Bio, Inc. by the selling stockholders listed on page 8 of this prospectus, including their donees, pledgees, transferees or other successors-in-interest, which shares consist of (i) 9,481,000 outstanding shares of our common stock held by the selling stockholders and (ii) 2,106,000 shares of our common stock issuable upon the exercise of prefunded warrants to purchase shares of our common stock at an exercise price of $0.0001 per share held by a certain selling stockholder. We will not receive any proceeds from the sale of the shares offered by this prospectus. However, upon any exercise of the prefunded warrants by payment of cash, we will receive the exercise price of the prefunded warrants.

We have agreed, pursuant to a registration rights agreement that we entered into with the selling stockholders, to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our common stock.

The selling stockholders identified in this prospectus, or their respective donees, pledgees, transferees or other successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Market under the symbol “CLYM.” On May 28, 2026, the last reported closing sale price of our common stock on The Nasdaq Global Market was $11.34 per share. You are urged to obtain current market quotations for our common stock.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not and the selling stockholders have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “Climb,” “we,” “our” and “us” refer, collectively, to Climb Bio, Inc., a Delaware corporation, and its consolidated subsidiaries.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page 4 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before deciding to invest in our common stock.

Our Business

We are a clinical-stage biotechnology company committed to developing potential best-in-class therapeutics that address significant unmet need for patients living with immune-mediated diseases. We have built our pipeline by strategically acquiring or in-licensing product candidates that we believe have clear biological rationale, well-defined development pathways, and the potential to address multiple indications.

Our lead product candidate, budoprutug, is a clinical-stage anti-CD19 monoclonal antibody, or mAb, designed to deplete CD19-positive B cells. CD19 plays a mechanistic role across all stages of B-cell development, and emerging clinical evidence continues to support the importance of CD19 in immune-mediated diseases. By targeting CD19, budoprutug has the potential to provide rapid, profound, and durable reductions in B cells and pathogenic autoantibodies, which may allow for a disease-modifying therapeutic approach. We have focused our initial development strategy for budoprutug on primary membranous nephropathy, immune thrombocytopenia, and systemic lupus erythematosus, which we believe each offer a strong mechanistic rationale for CD19-directed therapy.

In addition to budoprutug, we are developing CLYM116, a next generation anti-APRIL (A PRoliferation-Inducing Ligand) mAb for the treatment of patients with immunoglobulin A (IgA) nephropathy and other B-cell mediated diseases. CLYM116 is a highly potent, Fc-engineered antibody that prevents APRIL signaling by potently blocking the binding of APRIL to its receptors and promoting lysosomal APRIL degradation through a pH-dependent bind-and-release ‘sweeper’ mechanism. Through this unique binding profile and half-life extending Fc-engineering, CLYM116 has the potential to enable deep and durable inhibition of APRIL signaling and IgA production.

Corporate Information

Our principal executive offices are located at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481. Our telephone number is (866) 857-2596. Our website address is www.climbbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company until December 31, 2026. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Private Placement

On April 27, 2026, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders pursuant to which we agreed to issue and sell to the selling stockholders an aggregate of 9,481,000 shares of our common stock at a price per share equal to $9.50 and, in lieu of common stock to a certain selling stockholder, prefunded warrants to purchase up to an aggregate of 2,106,000 shares of our common stock at a price per prefunded warrant equal to $9.4999, for aggregate gross proceeds of approximately $110.0 million, before deducting placement agent fees and offering expenses. Each prefunded warrant has an exercise price of $0.0001 per share, is currently exercisable and will be exercisable until the prefunded warrant is exercised in full.

For a detailed description of the transactions contemplated by the Purchase Agreement, see the section entitled “Selling Stockholders” in this prospectus.

We filed the registration statement on Form S-3, of which this prospectus is a part, to fulfill our contractual obligations under the registration rights agreement we entered into with the selling stockholders to provide for the resale of the shares of common stock acquired pursuant to the Purchase Agreement and the shares of common stock issuable upon the exercise of prefunded warrants to purchase shares of our common stock acquired pursuant to the Purchase Agreement.

THE OFFERING

Common Stock Offered by Selling Stockholders	11,587,000 shares, consisting of 9,481,000 outstanding shares of our common stock and 2,106,000 shares of our common stock issuable upon the exercise of prefunded warrants.

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering. However, upon any exercise of the prefunded warrants by payment of cash, we will receive the exercise price of the prefunded warrants.

Risk Factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Market Symbol	“CLYM”

RISK FACTORS

Investing in our common stock involves significant risks. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The occurrence of any such risks, or of additional risks and uncertainties not presently known to us or that we currently believe to be immaterial, could cause our business, prospects, operating results and financial condition to suffer materially. In such event, the trading price of our common stock could decline, and you might lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus include, among other things, statements about:

•	the initiation, timing, progress and results of our research and development programs, nonclinical studies and clinical trials;

•	the anticipated timing of the submission and clearance of investigational new drug applications and comparable foreign applications for budoprutug and CLYM116;

•	our estimates regarding the potential patient populations for our product candidates;

•

our estimates regarding expenses, future revenue, capital requirements, need for additional financing and the period over which we believe our cash, cash equivalents and marketable securities will be sufficient to fund our operating expenses and capital expenditure requirements;

•	our plans to develop and, if approved, subsequently commercialize our product candidates;

•	the timing of and our ability to submit applications for, and obtain and maintain regulatory approvals for our product candidates;

•	our intellectual property position and our expectations regarding our ability to obtain, maintain and enforce intellectual property protection for our product candidates;

•	our estimates regarding the size of the potential markets for our product candidates and our ability to serve those markets;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our competitive position and expectations regarding developments and projections relating to our competitors and any competing products that are or might become available;

•	the impact of government laws and regulations;

•	the benefits of, and our ability to satisfy our obligations under, our license agreements, including the technology transfer and exclusive license agreement with Beijing Mabworks Biotech Co., Ltd.;

•	our ability to enter into future collaborations, strategic alliances, or option and license arrangements; and

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in this prospectus and in the documents incorporated by reference herein.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus includes or incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our estimates of potential market opportunities. All of the market data used in this prospectus and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any shares under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders and offered hereby. However, upon any exercise of the prefunded warrants by payment of cash, we will receive the exercise price of the prefunded warrants.

The selling stockholders will pay all underwriting discounts and selling commissions applicable to the sale of the shares and all similar fees and commissions relating to the selling stockholders’ disposition of the shares. We will bear all registration and filing fee expenses incurred in effecting the registration of the shares covered by this prospectus, including, all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made, and all fees and disbursements of our counsel and of our accountants.

SELLING STOCKHOLDERS

Private Placement and Beneficial Ownership Limitation

On April 27, 2026, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, including an affiliate of RA Capital Management, L.P., or RA Capital, pursuant to which we agreed to issue and sell shares of our common stock and, to a certain selling stockholder, in lieu of shares of our common stock, prefunded warrants, for aggregate gross proceeds of approximately $110.0 million, which we refer to collectively as the Private Placement. Pursuant to the Purchase Agreement, at the closing of the Private Placement, we issued and sold (i) to certain of the selling stockholders an aggregate of 9,481,000 shares of common stock at a price per share equal to $9.50 and (ii) to a certain selling stockholder, in lieu of shares of our common stock, prefunded warrants to purchase 2,106,000 shares of our common stock at a price of $9.4999 per prefunded warrant.

The shares issuable upon exercise of the prefunded warrants will only become eligible for sale by the selling stockholder who holds prefunded warrants under this prospectus when the prefunded warrants have been exercised. We cannot predict when or whether the selling stockholder who holds prefunded warrants will exercise its prefunded warrants. Under the terms of the prefunded warrants, we may not effect the exercise of any portion of such prefunded warrant, and a holder will not be entitled to exercise any portion of any such prefunded warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 33.0% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as specified in such prefunded warrant and as such percentage ownership is determined in accordance with the terms of such prefunded warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us, subject to the terms of such prefunded warrants, provided that such percentage may in no event exceed 33.0%. We refer to such percentage limitation as the Beneficial Ownership Limitation.

In connection with the Private Placement, we entered into a registration rights agreement with the selling stockholders, dated as of April 29, 2026, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement and the shares of common stock issuable upon exercise of the prefunded warrants sold in the Private Placement. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Purchase Agreement, the prefunded warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein.

Scope of this Prospectus

This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of our common stock that were issued to the selling stockholders pursuant to the Purchase Agreement, plus the total number of shares of our common stock issuable upon exercise of the prefunded warrants issued to a certain selling stockholder pursuant to the Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described above. The shares of common stock covered hereby may be offered from time to time by each selling stockholder, provided that the shares of common stock issuable upon exercise of the prefunded warrants may only be offered after the prefunded warrants are exercised for shares of common stock pursuant to the terms of the prefunded warrants.

Beneficial Ownership of Selling Stockholders

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock held by the selling stockholders as of May 14, 2026. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. When we refer to the “selling stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the selling stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock and the shares of our common stock issuable upon exercise of the prefunded warrants issued to the selling stockholders pursuant to the Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described above. The selling stockholders may sell all, some or none of the shares of our common stock subject to this prospectus. See the “Plan of Distribution” section of this prospectus as it may be supplemented and amended from time to time.

In the table below, the number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all shares of our common stock beneficially held by such selling stockholder as of May 14, 2026, including (1) all shares of our common stock purchased by such selling stockholder pursuant to the Purchase Agreement and (2) all shares of our common stock issuable upon exercise of the prefunded warrants purchased by such selling stockholder, if any, pursuant to the Purchase Agreement, subject to the Beneficial Ownership Limitation. The percentages of shares owned prior to and after the offering are calculated based on 57,263,023 shares of our common stock outstanding as of May 14, 2026. Such amount includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable upon the exercise of the prefunded warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our common stock beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, we deemed outstanding shares of common stock issuable upon the exercise of the prefunded warrants held by that selling stockholder up to the Beneficial Ownership Limitation because such shares are issuable within 60 days of May 14, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Entities affiliated with RA Capital Healthcare Fund, L.P.(3)	22,638,041	33.0%	2,106,000	22,638,041	33.0%
Adage Capital Partners LP(4)	2,106,000	3.68%	2,106,000	—	—%
Cormorant Global Healthcare Master Fund, LP(5)	2,106,000	3.68%	2,106,000	—	—%
Entities affiliated with Sirenia Capital Management LP(6)	790,000	1.38%	790,000	—	—%
Entities affiliated with Great Point Partners LLC(7)	2,019,535	3.53%	790,000	1,229,535	2.15%
Entities affiliated with Driehaus Capital Management LLC(8)	1,390,946	2.43%	790,000	600,946	1.05%

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Entities affiliated with Redmile Group, LLC(9)	1,226,330	2.14%	790,000	436,330	*%
Woodline Master Fund LP(10)	527,000	*%	527,000	—	—%
Affinity Healthcare Fund, LP(11)	972,000	1.70%	422,000	550,000	*%
Entities affiliated with Millennium Management LLC(12)	1,812,815	3.17%	369,000	1,443,815	2.52%
Entities affiliated with ADAR1 Capital Management(13)	839,149	1.47%	369,000	470,149	*%
Entities affiliated with Sphera Global Healthcare Management LP(14)	264,000	*%	264,000	—	—%
Entities affiliated with Ally Bridge Group (NY) LLC(15)	158,000	*%	158,000	—	—%

*	Less than one percent.
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus, including shares issuable upon the exercise of the prefunded warrants issued in the Private Placement, as applicable, without giving effect to the Beneficial Ownership Limitation.

(2)

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer and sell all, some or none of the shares offered pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, including all shares of common stock issuable upon the exercise of the prefunded warrants.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 11,300,939 shares of common stock held by RA Capital Healthcare Fund, L.P., or the Fund, (ii) prefunded warrants to purchase up to 11,247,102 shares of common stock held by the Fund, and excludes prefunded warrants to purchase an additional 11,298,898 shares of common stock (the prefunded warrants may not be exercised to the extent that the holder (together with its affiliates) would beneficially own more than 33% of our shares of outstanding common stock after giving effect to such exercise) and (iii) 90,000 vested stock options (right to buy) held by Dr. Andrew Levin for the benefit of RA Capital. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 2,106,000 shares of common stock issuable upon the exercise of prefunded warrants issued to the Fund in the Private Placement. RA Capital, or the Adviser, is the investment manager for the Fund. The general partner of the Adviser is RA Capital Management GP, LLC, or the Adviser GP, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. The Adviser, the Adviser GP, the Fund, Dr. Kolchinsky and Mr. Shah disclaim beneficial ownership of the reported securities, except to the extent of their respective pecuniary interest therein. The address of the individuals and entities referenced in this footnote is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 2,106,000 shares of common stock held by Adage Capital Partners, L.P., or Adage. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 2,106,000 shares of common stock issued to Adage in the Private Placement. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address of each of the individuals and entities referenced in this footnote is 200 Clarendon St, 52nd Floor, Boston, MA 02116.
(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 2,106,000 shares of common stock held by Cormorant Global Healthcare Master Fund, LP, or Cormorant. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 2,106,000 shares of common stock issued to Cormorant in the Private Placement. Cormorant Asset Management, LP serves as the investment manager to Cormorant and Cormorant Global Healthcare GP, LLC, or Global GP is the general partner of Cormorant. Bihua Chen serves as the managing member of Global GP and as the general partner of Cormorant Asset Management, LP. Accordingly, Ms. Chen has voting and investment discretion with respect to the shares held by Cormorant. Ms. Chen disclaims any beneficial ownership of the securities held by Cormorant other than to the extent of any pecuniary interest she may have therein, directly or indirectly. The address of each of the individuals and entities referenced in this footnote is 200 Clarendon Street, 50th Floor, Boston, MA 02116.

(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 773,884 shares of common stock held by SILV Fund, Ltd., or SILV, and (ii) 16,116 shares of common stock held by Manatee Access Fund LP, or Manatee. We refer to SILV and Manatee together as the Sirenia Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 790,000 shares of common stock issued to the Sirenia Funds in the Private Placement. Sirenia Capital Management LP, or Sirenia, has investment and voting power with respect to the securities held by certain investment funds it manages, including the Sirenia Funds. Sirenia Capital Management GP LLC, or Sirenia GP, is the general partner of Sirenia. Alex Silverstein is the managing member of Sirenia GP. Each of the Sirenia Funds, Sirenia GP and Mr. Silverstein disclaims beneficial ownership over such securities. The address of each of the individuals and entities referenced in this footnote is 1674 Meridian Avenue, Suite 320, Miami Beach, Florida 33139.

(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 1,332,891 shares of common stock held by Biomedical Value Fund, L.P., or BVF, and (ii) 686,644 shares of common stock held by Biomedical Offshore Value Fund, Ltd., or BOVF. We refer to BVF and BOVF together as the Great Point Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 790,000 shares of common stock issued to the Great Point Funds in the Private Placement. Great Point Partners, LLC, or Great Point, is the investment manager of the Great Point Funds, and by virtue of such status may be deemed to be the beneficial owner of the shares held by the Great Point Funds. Each of Dr. Jeffrey R. Jay, M.D., as Senior Managing Member of Great Point, and Ms. Lillian Nordahl, as Managing Director of Great Point, has voting and investment power with respect to the shares held by the Great Point Funds, and therefore may be deemed to be the beneficial owner of such shares. Notwithstanding the above, each of Great Point, Dr. Jay and Ms. Nordahl disclaims beneficial ownership of the shares held by the Great Point Funds, except to the extent of their respective pecuniary interests. The address of each of the individuals and entities referenced in this footnote is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 1,008,504 shares of common stock held by Driehaus Life Sciences Master Fund, L.P., or Driehaus Master Fund, and (ii) 382,442 shares of common stock held by Driehaus Life Sciences (QP) Fund, L.P., or Driehaus QP Fund. We refer to Driehaus Master Fund and Driehaus QP Fund together as the Driehaus Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 790,000 shares of common stock issued to the Driehaus Funds in the Private Placement. Michael Caldwell and Alex Munns are the portfolio managers of and have voting and dispositive power over the shares held by the Driehaus Funds. Driehaus Capital Management LLC is the investment adviser of the Driehaus Funds and may be deemed to beneficially own the shares held by the Driehaus Funds. The address of each of the individuals and entities referenced in this footnote is c/o Driehaus Capital Management LLC, 25 East Erie Street, Chicago, IL 60611.

(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 519,289 shares of common stock held by Redmile Capital Offshore Master Fund, Ltd., (ii) 213,263 shares of common stock held by Redmile Capital Fund, LP, (iii) 249,666 shares of common stock held by Redmile Strategic Trading Sub, Ltd. and (iv) 244,112 shares of common stock held by Redmile Strategic Long Only Trading Sub, Ltd. We refer to Redmile Capital Offshore Master Fund, Ltd., Redmile Capital Fund, LP, Redmile Strategic Trading Sub, Ltd. and Redmile Strategic Long Only Trading Sub, Ltd. collectively as the Redline Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of (a) 334,544 shares of common stock held by Redmile Capital Offshore Master Fund, Ltd., (b) 137,406 shares of common stock held by Redmile Capital Fund, LP, (c) 160,779 shares of common stock held by Redmile Strategic Trading Sub, Ltd. and (d) 157,271 shares of common stock held by Redmile Strategic Long Only Trading Sub, Ltd., in each case as issued to the respective Redmile Fund in the Private Placement. Redmile Group, LLC, or Redmile, is the investment manager to each of the Redmile Funds and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of the shares held by the Redmile Funds. Jeremy C. Green serves as the principal of Redmile and also may be deemed to be the beneficial owner of these securities. Redmile and Mr. Green each disclaim beneficial ownership of the shares held by the Redmile Funds, except to the extent of its or his pecuniary interest in such shares, if any. The address of each of the individuals and entities referenced in this footnote is c/o Redmile Group, LLC, 900 Larkspur Landing Circle, Suite 270, Larkspur, CA 94939.

(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 527,000 shares of common stock held by Woodline Master Fund LP, or Woodline. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 527,000 shares of common stock issued to Woodline in the Private Placement. Woodline Partners LP serves as the investment manager of Woodline and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of the shares held by Woodline. The address of each of the entities referenced in this footnote is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 972,000 shares of common stock held by Affinity Healthcare Fund, LP, or Affinity. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 422,000 shares of common stock issued to Affinity in the Private Placement. Affinity Asset Advisors, LLC is the investment manager of Affinity, and Michael Cho may be deemed to indirectly beneficially own the securities directly held by Affinity. The address of each of the individuals and entities referenced in this footnote is 450 Park Avenue, Suite 1403, New York, NY 10022.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 1,292,885 shares of common stock held by Integrated Core Strategies (US) LLC, (ii) 192,446 shares of common stock held by ICS Opportunities II LLC, (iii) 301,166 shares of common stock held by ICS Opportunities, Ltd. and (iv) 26,318 shares of common stock held by Integrated Assets, Ltd. We refer to Integrated Core Strategies (US) LLC, ICS Opportunities II LLC, ICS Opportunities, Ltd. and Integrated Assets, Ltd. collectively as the Millennium Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 369,000 shares of common stock issued to Integrated Core Strategies (US) LLC in the Private Placement. The shares held by the Millenium Funds may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by the Millennium Funds. The address for each of the individuals and entities referenced in this footnote is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 774,994 shares of common stock held by ADAR1 Partners, LP, or ADAR1, (ii) 50,176 shares of common stock held by Spearhead Insurance Solutions IDF, LLC - Series ADAR1, or Spearhead, and (iii) 13,979

shares of common stock held by other funds for which ADAR1 Capital Management LLC also serves as investment advisor or sub-advisor to with power to vote and dispose of securities, or the Additional Entities. We refer to ADAR1, Spearhead, and the Additional Entities collectively as the ADAR1 Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 369,000 shares of common stock issued to the ADAR1 Funds in the Private Placement. The investment manager of ADAR1 and the sub-adviser of Spearhead and the Additional Entities is ADAR1 Capital Management, LLC. The general partner of ADAR1 is ADAR1 Capital Management GP, LLC. The manager of ADAR1 Capital Management, LLC and ADAR1 Capital Management GP, LLC is Daniel Schneeberger. This individual may be deemed to have shared voting and investment power of the shares held by the ADAR1 Funds. This individual disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address for ADAR1 Capital Management, LLC is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738.
(14)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 237,600 shares of common stock held by Sphera Biotech Master Fund, L.P., or Biotech Master Fund, and (ii) 26,400 shares of common stock held by Sphera Global Healthcare Master Fund, L.P., or Healthcare Master Fund. We refer to Biotech Master Fund and Healthcare Master Fund together as the Sphera Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 264,000 shares of common stock issued to the Sphera Funds in the Private Placement. Sphera Global Healthcare Management LP may be deemed to have beneficial ownership of the shares held the Sphera Funds. Sphera Global Healthcare Management LP disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. The address for each of the entities referenced in this footnote is 4 YitzhakSadeh, Building A, 29th Floor, Tel Aviv 6777520, Israel.

(15)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 105,264 shares of common stock held by Ally Bridge MedAlpha Master Fund L.P., or MedAlpha Fund, and (ii) 52,736 shares of common stock held by Ally Bridge Medalpha Long Opportunities Fund, L.P., or Long Opportunities Fund. We refer to MedAlpha Fund and Long Opportunities Fund together as the ABG Funds. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the 158,000 shares of common stock issued to the ABG Funds in the Private Placement. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of the ABG Funds. As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by the ABG Funds. Each of them disclaims any such beneficial ownership. The address for each of the individuals and entities referenced in this footnote is c/o Ally Bridge Group (NY) LLC, 430 Park Avenue, 12th Floor, New York, NY 10022.

Relationships with Selling Stockholders

None of the selling stockholders has had a material relationship with us or any of our subsidiaries within the past three years except as set forth herein. As discussed in greater detail above, in April 2026, we entered into the Purchase Agreement with the selling stockholders, pursuant to which we issued and sold shares of our common stock and prefunded warrants to purchase shares of our common stock. In connection with the closing of the Private Placement, we also entered into the Registration Rights Agreement with the selling stockholders pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement and the shares of common stock issuable upon exercise of the prefunded warrants sold in the Private Placement.

Relationship with RA Capital

Our Board of Directors

Andrew Levin, a member of our board of directors, is a Partner and Managing Director of RA Capital, which, with certain of its affiliated funds, is a selling stockholder.

Exchange Agreement

In December 2025, we entered into an exchange agreement, or the Exchange Agreement, with RA Capital and the Fund, pursuant to which the Fund exchanged an aggregate of 20,440,000 shares of our common stock beneficially owned by the Fund for a prefunded warrant to purchase the same number of shares of our common stock. The shares of our common stock exchanged by the Fund were retired. The prefunded warrant is exercisable at any time; however, the Fund is not entitled to exercise any portion of the prefunded warrant if, upon giving effect or immediately prior to such exercise, such exercise would result in the aggregate number of shares of our common stock beneficially owned by RA Capital, the Fund and their respective affiliates, collectively, to exceed 33.0% of the number of shares of our common stock issued and outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the prefunded warrant. The Fund may increase or decrease such percentage to any other percentage not in excess of 33.0%; provided that any such increase will not be effective until the 61st day after notice from the Fund is delivered to us. In addition, in accordance with the terms of the Exchange Agreement, RA Capital and the Fund have agreed to, and to cause each other account or fund managed by or affiliated with RA Capital to, vote all securities beneficially owned by them or their respective affiliates in excess of 33.0% of the total voting power of our outstanding capital stock, in proportion to and in accordance with the vote of all of our stockholders (excluding RA Capital and the Fund and their respective affiliates). In addition, the 2,106,000 shares of common stock issuable upon the exercise of prefunded warrants issued to the Fund in the Private Placement are subject to the Exchange Agreement.

Private Placement in Support of the Acquisition of Tenet Medicines, Inc.

On April 10, 2024, in connection with our acquisition, or the Acquisition, of Tenet Medicines, Inc., or Tenet, we entered into a securities purchase agreement with several accredited institutional investors, or PIPE Investors, pursuant to which we issued and sold to the PIPE Investors in a private placement an aggregate of 31,238,282 shares of our common stock. We received aggregate net proceeds from the private placement of approximately $119.7 million. The following table summarizes the shares of our common stock that entities affiliated with RA Capital purchased in the private placement.

Name	Number of Shares of Common Stock Purchased	Purchase Price Paid
RA Capital Healthcare Fund, L.P.(1)	11,949,171	$45,902,023.45
RA Capital Nexus Fund III, L.P.(1)	1,059,375	$4,069,525.50

In connection with the private placement related to the Acquisition, we entered into a registration rights agreement, pursuant to which we are required to register for resale the shares purchased in the private placement and the consideration issued in the Acquisition. Pursuant to this agreement, in July 2024, we filed a registration statement covering the resale of the shares purchased by the PIPE Investors and the consideration issued in connection with the Acquisition.

Investor Rights Agreement

RA Capital is a party to an investor rights agreement, as amended in March 2021, or the Investor Rights Agreement, with us and certain current and former holders of our common stock. The Investor Rights Agreement provides the holders of our common stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The registration of shares of our common stock pursuant to the exercise of certain registration rights would enable the holders to sell these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to certain demand, piggyback and Form S-3 registrations.

Certain Legacy Tenet Relationships

Services Agreement with Sera Services, Inc.

In November 2023, Tenet entered into an agreement, or the Sera Services Agreement, with Sera Services, Inc., or Sera Services, a wholly-owned subsidiary of Sera Medicines, which was subsequently transferred to us by operation of law upon the closing of the Acquisition. Pursuant to the Sera Services Agreement, Sera Services provides research and other services to us. Sera Medicines is an entity controlled by RA Capital. Stephen Thomas, a member of our board of directors, owns a minority ownership in and is also the Chief Executive Officer and a director of Sera Medicines.

Under the terms of the Sera Services Agreement, we compensate Sera Services on a fully burdened cost basis for personnel time devoted to our projects. In addition, we reimburse Sera Services on a cost basis for any subcontractor costs incurred. We pay Sera Services on a monthly basis, in arrears, for services performed and costs incurred.

The Sera Services Agreement has a term of two years and will automatically renew on its anniversary date for additional one-year terms. We may terminate the Sera Services Agreement by giving 30 days’ prior notice to Sera Services. We paid approximately $0.1 million to Sera Services for services provided under the Sera Services Agreement for the year ended December 31, 2024. No services were provided under the Sera Services Agreement for the fiscal year ended December 31, 2025 and, in March 2026, we terminated the agreement.

Services Agreement with Blackbird Clinical, Inc.

Tenet entered into a service agreement, or the Blackbird Services Agreement, with Blackbird Clinical, Inc., or Blackbird, an entity controlled by RA Capital, in December 2023. Under the terms of the Blackbird Services Agreement, Blackbird provided consulting services to Tenet in connection with its clinical trials, including study strategy, clinical operations and patient operations. In October 2024, we terminated the Blackbird Service Agreement, and so we made no payments to Blackbird for the fiscal year ended December 31, 2025.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equity holders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the prefunded warrants by payment of cash, however, we will receive the exercise price of the prefunded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the securities covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.climbbio.com. Our website is not a part of this prospectus and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-40708) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2026 Annual Meeting of Stockholders, filed with the SEC on April 24, 2026;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 7, 2026;

•	Our Current Reports on Form 8-K, filed with the SEC on January 8, 2026 (with respect to Item 8.01 only), April 3, 2026, and April 28, 2026; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August  3, 2021, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Climb Bio, Inc.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

Attn: Investor Relations

(866) 857-2596

11,587,000 SHARES

COMMON STOCK

PROSPECTUS

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Climb Bio, Inc. (except any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$17,154
Legal fees and expenses	$40,000
Accounting fees and expenses	$25,000
Printing fees and expenses	$10,000
Miscellaneous fees and expenses	$7,846

Total expenses	$100,000

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law, or DGCL, the registrant’s Amended and Restated Certificate of Incorporation, as amended, or Certificate of Incorporation, and the registrant’s Amended and Restated Bylaws, or Bylaws.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the registrant’s Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of (i) a director for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) a director for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL or (iv) a director for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. The registrant’s Certificate of Incorporation includes such a provision. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

The registrant’s Certificate of Incorporation and Bylaws provide that the registrant will indemnify the registrant’s directors and officers to the fullest extent permitted by the DGCL, except the registrant may modify the extent of such indemnification by individual contracts with the registrant’s directors and executive officers. The registrant’s Bylaws also provide that the registrant is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the registrant’s board of directors or (iii) such indemnification is provided by the registrant, in the registrant’s sole discretion, pursuant to the powers vested in the registrant under the DGCL or any other applicable law. The registrant’s Bylaws also provide that that the right of directors and officers to indemnification shall be deemed a contractual right and will not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Upon the approval of the registrant’s board of directors, the registrant’s Bylaws also permit the registrant to purchase and maintain insurance on behalf of any person required or permitted to be indemnified.

In addition, the registrant has entered into indemnification agreements with the registrant’s directors and officers that require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. The registrant also maintains director and officer liability insurance to insure the registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Item 16. Exhibits.

Exhibit Number	Exhibit Description	Incorporation By Reference
		Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

2.1*	Agreement and Plan of Merger and Reorganization, dated as of April 10, 2024, by and among Eliem Therapeutics, Inc., Tango Merger Sub, Inc., Tenet Medicines, Inc. and, solely in his capacity as the Company Equityholder Representative, Stephen Thomas.	8-K	001-40708	2.1	4/11/2024

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended	10-Q	001-40708	3.1	11/12/2024

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-40708	3.2	10/2/2024

4.3	Form of Prefunded Warrant	8-K	001-40708	4.1	4/28/2026

4.4	Securities Purchase Agreement, dated April 27, 2026, by and among Climb Bio, Inc. and the investors party thereto	8-K	001-40708	10.1	4/28/2026

4.5	Form of Registration Rights Agreement	8-K	001-40708	10.2	4/28/2026

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP					X

23.1	Consent of PricewaterhouseCoopers LLP					X

Exhibit Number	Exhibit Description	Incorporation By Reference
		Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

107	Filing Fee Table					X

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellesley Hills, Commonwealth of Massachusetts on this 29th day of May, 2026.

CLIMB BIO, INC.

By:	/s/ Aoife Brennan
Name: Aoife Brennan, M.B., Ch.B.
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Climb Bio, Inc. hereby severally constitute and appoint Aoife Brennan, M.B., Ch.B., Susan Altschuller, Ph.D., MBA, and Chandra Adams, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Climb Bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aoife Brennan Aoife Brennan, M.B., Ch.B.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2026

/s/ Susan Altschuller Susan Altschuller, Ph.D., MBA	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 29, 2026

/s/ Douglas E. Williams Douglas E. Williams, Ph.D.	Director (Chair)	May 29, 2026

/s/ Alexander Cumbo Alexander Cumbo	Director	May 29, 2026

/s/ Kimberlee C. Drapkin Kimberlee C. Drapkin, CPA	Director	May 29, 2026

/s/ Judith Dunn Judith Dunn, Ph.D	Director	May 29, 2026

Name	Title	Date

/s/ Andrew Levin Andrew Levin, M.D., Ph.D.	Director	May 29, 2026

/s/ Stephen Thomas Stephen Thomas, Ph.D.	Director	May 29, 2026